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                                                                   Exhibit 21.01

                        CSG SYSTEMS INTERNATIONAL, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 2000


                                        STATE OR COUNTRY
     SUBSIDIARY                         OF INCORPORATION
     ----------                         ----------------

     CSG Systems, Inc.                  Delaware
     CSG International Limited          United Kingdom